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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




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
Date of Report (Date of earliest event reported)   March 7, 2000 (February 29, 2000)
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                                  DYNAMEX INC.
             (Exact name of registrant as specified in its charter)


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
            Delaware                        000-21057                          86-0712225
  (State or other jurisdiction       (Commission File Number)       (IRS Employer Identification No.)
       of incorporation)

           1431 Greenway Drive, Suite 345, Irving, TX                             75038
            (Address of principal executive offices)                           (Zip Code)

       Registrants' telephone number, including area code                    (972) 756-8180
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On February 29, 2000, Deloitte & Touche LLP ("D&T") delivered a letter to Registrant in a meeting with the Chief Executive Officer, the Vice President and Controller and the Vice President Finance that stated the client-auditor relationship between Dynamex Inc. and Deloitte & Touche LLP has ceased.

         The reports of D&T on the consolidated financial statements of the Registrant for the fiscal years ended July 31, 1998 and July 31, 1997 did not contain any adverse opinion or disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. As discussed below, On September 17, 1999, the Registrant announced that the previously issued 1997 and 1998 annual financial statements and the auditors' reports thereon should not be relied upon.

         In connection with the audits of the Registrant's consolidated financial statements for the fiscal year ended July 31, 1999, 1998 and 1997 and during the subsequent unaudited interim periods since the most recently ended fiscal year, there were no disagreements with D&T on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the matter in their report other than as follows:

         In connection with the audit of the Registrant's consolidated financial statements for the fiscal year ended July 31, 1998, D&T reported to the Registrant's Audit Committee the following disagreements between D&T and the Registrant, each of which were satisfactorily resolved before D&T issued an unqualified opinion with respect to the Registrant's financial statements:

         o D&T disagreed with the Registrant's view that a gain should be recognized immediately on the sale of the Registrant's Canadian strategic stocking location services division.

         o D&T disagreed with the adequacy of Registrant's allowance for doubtful accounts.

         o D&T disagreed with the Registrant's accounting for the settlement of certain employment obligations as additional purchase consideration.

         o D&T disagreed with the Registrant's accounting for certain vehicle rental costs recorded as additional purchase consideration for an acquired entity.

         In late November 1998, D&T apprised a member of the Audit Committee and the Chief Financial Officer of the Registrant of certain material weaknesses in internal control noted during the audit of the financial statements of the Registrant for the fiscal year ended July 31, 1998 by providing them a draft of a letter communicating internal control related matters ("Management Letter"). D&T subsequently delivered to the Audit Committee its Management Letter and a letter addressing required communications with the Audit Committee identifying significant deficiencies that could adversely affect the Registrant's ability to record, process, summarize, and report financial data consistent with the assertions of management in the financial statements. The material weaknesses in internal control included the following: (1) Inadequate overall internal control design; (2) absence of appropriate reviews and approvals of transactions, accounting entries, or systems output; (3) inadequate procedures for appropriately assessing and applying accounting principles; (4) inadequate provisions for the safeguarding of assets; (5) failure to perform tasks that are part of a sound system of internal control, such as preparation of timely account reconciliations; and, (6) absence of a sufficient level of control consciousness within the organization. On January 24, 1999 the Chief Financial Officer and the Controller of the Registrant resigned.

         On January 25, 1999 the Registrant appointed a new Vice President and Controller and a new Vice President Finance. The Audit Committee instructed the new financial management team to address the weaknesses noted by D&T in their Management Letter and to implement appropriate internal controls. On February 1, 1999, D&T was engaged, among other things, to assist the Registrant with analyzing its core financial processes, identifying improvement opportunities and developing an achievable implementation plan.

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         At the April 27, 1999 Audit Committee meeting, the D&T Management
Letter, the findings and recommendations from the special engagement described above and Management's progress in addressing internal control weaknesses were discussed. D&T indicated verbally that based on its discussions with certain members of management, the Registrant appeared to be making progress on those matters outlined in the Management Letter.

          On June 14, 1999, the Registrant announced that it had discovered potentially unsupportable accounting entries in the third quarter 1998. The Audit Committee of the Board of Directors formed a Special Committee of outside directors to review the matter further. The Special Committee engaged the law firm of Weil, Gotshal & Manges LLP to assist in the review. Weil, Gotshal & Manges LLP engaged D&T to assist in connection with the review. D&T suspended all audit work related to the Registrant pending the results of the review by the Special Committee. On September 17, 1999, the Registrant announced the results of the review of the Special Committee. The Registrant indicated that it would restate its previously reported financial results for fiscal years 1997 and 1998, the first three quarters of fiscal year 1998, and the first three quarters of fiscal year 1999. The Registrant also stated that the previously issued 1997 and 1998 annual financial statements and the independent auditors' reports thereon, as well as the interim financial statements for 1997, 1998 and 1999, should not be relied upon.

         By letter dated September 16, 1999, D&T was engaged to perform the audits of Dynamex Inc.'s restated financial statements for the years ended July 31, 1998 and 1997, subject to the terms and conditions therein. D&T verbally advised the Registrant that, due to the results of the Special Committee's review, the scope of the audits would be significantly expanded and that D&T would be unwilling to rely on the representations of prior financial management. D&T also advised the Registrant that subject to the same terms and conditions, it would accept an engagement to continue as auditor for the fiscal year ended July 31, 1999. Subsequent to September 16, 1999, D&T verbally advised the Registrant that the documentary evidence then available to D&T was not sufficient to complete its audits and requested additional documentation. The Registrant made all reasonable efforts to respond to those requests. On February 29, 2000, D&T advised the Registrant that it was resigning due to the lack of sufficient evidential matter to render an opinion on the financial statements of the Registrant.

         The Registrant has provided D&T with a copy of the foregoing disclosure, and has requested that D&T furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. The Registrant will file a copy of such letter by an amendment to this Report on Form 8-K promptly following its receipt from D&T.

         The Registrant has not yet engaged a new independent accounting firm to audit its financial statements.


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ITEM 7.  EXHIBITS

16.1              Letter of Deloitte & Touche LLP dated March __, 2000 *

*        To be filed by amendment


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              DYNAMEX INC.




Dated:            March 7, 2000    by   /s/ Richard K. McClelland
                                        -------------------------------------
                                        Richard K. McClelland
                                        President and Chief Executive Officer


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